SMF ENERGY CORPORATION

Exhibit 99.2

January 2, 2009

DELIVERY VIA CERTIFIED MAIL RETURN RECEIPT REQUESTED

Holders of Senior Secured Convertible Promissory Notes dated August 8, 2007

RE: Notice of Deferral of Interest Payment

Ladies and Gentlemen:

The provisions of the Senior Secured Convertible Promissory Notes dated August 8, 2007 (the "Notes') executed in your favor by SMF Energy Corporation (the "Company"), provide for a scheduled semi-annual interest payment to be made to you (the "Noteholders") on January 1, 2009. As it did with respect to the July 1, 2008 payment, the Company is electing to postpone the current payment, in this case until on or about January 30, 2009. This deferral is motivated by the Company's desire to keep its cash position strong during the New Year's holiday and the post holiday period and to ensure that the Company continues to meet its daily minimum excess availability requirement with its primary lender during that time.

Should you have any questions regarding this matter, please do not hesitate to contact me.

Yours very truly,

SMF ENERGY CORPORATION

By: /s/ Richard E. Gathright
Richard E. Gathright
Chief Executive Officer and President